Registration No. 333-

As filed with the Securities and Exchange Commission on October 17, 1997




SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549




FORM S-8


REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933



BEN & JERRY'S HOMEMADE, INC.

(Exact Name of Registrant as Specified in Its Charter)


         Vermont                                     03-02675-43
         (State or other Jurisdiction                (I.R.S. Employer
         of Incorporation or Organization)           Identification No.)

         30 Community Drive
         South Burlington, Vermont 05403-6828
(Address of Principal Executive Offices, including Zip Code)



1995 EQUITY INCENTIVE PLAN


(Full Title of the Plan)

Perry D. Odak
Chief Executive Officer
Ben & Jerry's Homemade, Inc.
30 Community Drive
South Burlington, Vermont 05403-6828
(802) 651-9600
(Name, Address and Telephone Number of Agent for Service)



Please send copies of all communications to:

Howard K. Fuguet, Esquire
Ropes & Gray
One International Place
Boston, MA  02110
(617) 951-7000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered; Amount to be registered; Proposed maximum offering price per share(1) ; Proposed maximum aggregate offering price(1); Amount of registration fee

Class A Common Stock, par value $0.033 per share
400,000 shares
$14.50
$5,446,440
$1,650.45

(1) Of the 400,000 shares of Class A Common Stock, par value $0.033 per share, registered hereunder, 177,000 shares are subject to outstanding options at an exercise price of $12.63 per share and 37,000 shares are subject to outstanding options at an exercise price of $13.89 per share. The $14.50 per share maximum offering price for the remaining 186,000 shares not subject to outstanding options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Ben & Jerry's Homemade, Inc. Common Stock reported on the NASDAQ National Market System on October 13, 1997.

(2)The registration fee consists of (a)$677.43 payable in respect of 177,000 shares subject to options at an exercise price of $12.63, plus (b) $155.74 payable in respect of 37,000 shares subject to options at an exercise price of $13.89, plus (c) $817.28 payable in respect of 186,000 shares at an assumed exercise price of $14.50 per share not yet subject to outstanding options on the date hereof.

The date of this Registration Statement is October 17, 1997 Exhibit Index on Page 6

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to eligible employees as specified by Rule 428(b)(1) under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates the following document herein by reference:

(a) The  Registrant's  latest  annual  report on Form 10-K,  filed  pursuant  to
Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 as amended (the "Exchange Act"), filed with the Commission on March 28, 1997 and amended on Form 10-K/A, filed with the Commission on May 9, 1997 (No. 0-13544).

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant referred to in
(a) above.

(c) The description of the Registrant's Class A Common Stock contained in the Company's Registration Statement on Form S-1, filed pursuant to Section 12 of the Exchange Act (No. 33-17516).

(d) The Registrant's Registration Statement on Form S-8 in connection with the Registrant's 1995 Equity Incentive Plan, filed with the Commission on November 17, 1995 (No. 33-64421).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 8.  Exhibits.

5.1  Opinion of Downs Rachlin & Martin.

5.2  Opinion of Ropes & Gray.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Downs  Rachlin & Martin is  contained  in its  opinion  filed as
     Exhibit 5.1 hereto.

23.3 Consent of Ropes & Gray is contained in its opinion filed as Exhibit 5.2 hereto.

24   Powers of  Attorney  -  included  on  signature  page of this  Registration
     Statement.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on October 17, 1997.

                                                    BEN & JERRY'S HOMEMADE, INC.


                                       By:
                                                              Perry D. Odak
                                                         Chief Executive Officer